As filed with the Securities and Exchange Commission
                          on March 26, 1996

                   Registration No. _______________

                 SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC 20549
                            ____________

                               FORM S-8
                        REGISTRATION STATEMENT
                               under
                      THE SECURITIES ACT OF 1933
                            ____________

                     FRANKLIN ELECTRIC CO., INC.
        (Exact Name of Registrant as Specified in Its Charter)
                            ____________

            Indiana                               35-0827455
(State or Other Jurisdiction of     (IRS Employer Identification No.)
         Incorporation)
                            ____________

     400 East Spring Street
       Bluffton, Indiana                                  46714
(Address of Principal Executive Offices)                (Zip Code)
                            ____________

                     Franklin Electric Co., Inc.
                   1996 Employee Stock Option Plan
                      (Full Title of the Plan)
                            ____________

                            Jess B. Ford
               Vice President, Chief Financial Officer
                     Franklin Electric Co., Inc.
                        400 East Spring Street
                       Bluffton, Indiana 46714
                            (219)824-2900
      (Name, Address, and Telephone Number, Including Area Code,
                        of Agent for Service)
                            ____________

CALCULATION OF REGISTRATION FEE

                                       Proposed       Proposed
                           Amount      Maximum         Maximum
Amount of
Title of Securities        to be    Offering Price    Aggregate
Registration
to be Registered         Registered   Per Share<F1> Offering
Price<F1>   Fee
----------------         ----------   ------------  -----------------
---

Common Stock, par         600,000       $36.375      $21,825,000
$7,525.86
value $.10 per share
(the "Common Stock")<F2>

<F1> Computed on the basis of the average of the high and low sales price for the Common
    Stock reported on the National Association of Securities Dealers Automated Quotation
    System on March 20, 1996, pursuant to Rule 457(h) of the
Securities Act of 1933, as
    amended, solely for the purpose of calculating the amount of the registration fee.

<F2> Each share of Common Stock includes one related Common Stock
Purchase Right.  The
    Common Stock Purchase Rights are currently not evidenced by separate certificates and may not be transferred except upon transfer of the related shares of Common Stock.
    The value attributed to the Common Stock Purchase Rights is reflected in the market price of the Common Stock of the Registrant.



PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



Item 3.  Incorporation of Documents by Reference.
-------------------------------------------------

     The following documents which have been filed by Franklin
Electric Co., Inc. (the "Registrant") are incorporated herein by reference:

   (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 1995;

   (b) The description of the Registrant's Common Stock, and related Common Stock Purchase Rights, contained in the Registrant's Registration Statement filed on Form 8-A filed with the Commission on February 26, 1991 under Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), and the Registration Statement filed on Form S-4 (the Plan of Recapitalization) filed with the Securities and Exchange Commission ("Commission") on July 6, 1989.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

     Any statement contained in any document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.

Item 4.  Description of Securities
----------------------------------

     Not applicable.

Item 5.  Interests of Named Experts and Counsel
-----------------------------------------------

     Not applicable.

Item 6.  Indemnification of Directors and Officers.
---------------------------------------------------

     The Indiana Business Corporation Law permits indemnification of directors, employees and agents of corporations under certain conditions and subject to certain limitations. Article VII of the By-laws of the Registrant ("Article VII") provides that each person who was or is a part to, or has threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation, or that he or she was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, will be indemnified by the Registrant, to the fullest extent authorized by the Indiana Business Corporation Law, as currently in effect, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding provided that the individual's conduct was in good faith, and the individual reasonably believed that in the case of conduct in the individual's official capacity with the Registrant, that such conduct was in its best interest and in all other cases, that the individual's conduct was at least not opposed to its best interest, and in the case of any criminal proceeding, the individual either had reasonable cause to believe the individual's conduct was lawful or had no reasonable cause to believe the individual's conduct was unlawful. Article VII provides that the rights conferred thereby are contract rights between the Registrant and each Director or Officer serving in each such capacity, and any repeal or modification of Article VII shall not affect any rights or obligations thereunder with respect to any state of facts then or theretofore existing or any claim, action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts. Article VII provides that the Registrant may, by action of the Board of Directors, provide indemnification to its employees or agents of the Registrant, to the same extent as the indemnification provided to a director or officer of the Registrant.

     The registrant has insurance which, subject to certain policy limits, deductible amounts and exclusions, insures directors and officers of the Registrant for liabilities incurred as a result of acts committed in their capacity as directors and officers or claims made against them by reason of their status as directors or officers.

Item 7.  Exemption From Registration Claimed
--------------------------------------------

     Not applicable.

Item 8.  Exhibits
-----------------

     The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of the Registration Statement.

Item 9.  Undertakings.
----------------------

(a)  Rule 415 offerings.
     ------------------

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent posteffective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings Incorporating Subsequent Exchange Act Documents By
---------------------------------------------------------------
Reference.
----------

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Filing of Registration Statement on Form S-8.
-------------------------------------------------

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                              SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on December 8, 1995.

                                        FRANKLIN ELECTRIC CO., INC.
                                                 (Registrant)

                                        By:   WILLIAM H. LAWSON
                                           ------------------------
                                           William H. Lawson
                                           Chairman of the Board and
                                           Chief Executive Officer



                           POWER OF ATTORNEY

     Each person whose signature appears below appoints each of William H. Lawson and Jess B. Ford as such person's true and lawful attorney to execute in the name of each such person, and to file, any amendments to this registration statement that such attorney deems necessary or desirable to enable the Registrant to comply with the Securities Act of 1933, and any rules, regulations, and requirements of the Securities and Exchange Commission with respect thereto, in connection with the registration of the shares of Common Stock (and the related Preference Stock Purchase Rights attached thereto) that are subject to this registration statement, which amendments may make such changes in such registration statement as the above-named attorneys deem appropriate, and to comply with the undertakings of the Registrant made in connection with this registration statement; and each of the undersigned hereby ratifies all that said attorneys will do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signature                  Title                    Date
     ---------                  -----                    ----

WILLIAM H. LAWSON       Chairman of the Board and    December 8, 1995
-------------------     Chief Executive Officer
William H. Lawson       (Principal Executive Officer


JOHN B. LINDSAY         President                    December 8, 1995
-------------------
John B. Lindsay


JESS B. FORD            Vice President and Chief     December 8, 1995
-------------------     Financial Officer
                        (Principal Financial and
                        Accounting Officer)


WILLIAM W. KEEFER       Director                     December 8, 1995
-------------------
William W. Keefer


ROBERT H. LITTLE        Director                     December 8, 1995
-------------------
Robert H. Little


PATRICIA SCHAEFER       Director                     December 8, 1995
-------------------
Patricia Schaefer


DONALD J. SCHNEIDER     Director                     December 8, 1995
-------------------
Donald J. Schneider


GERARD E. VENEMAN       Director                     December 8, 1995
-------------------
Gerard E. Veneman


JURIS VIKMANIS          Director                     December 8, 1995
-------------------
Juris Vikmanis


HOWARD B. WITT          Director                     December 8, 1995
-------------------
Howard B. Witt



EXHIBIT INDEX



                                                        Sequentially
Exhibit Number              Exhibit                    Numbered Page
--------------              -------                    -------------

 4.1            Restated Articles of Incorporation of
                Franklin Electric Co., Inc. (incorporated herein by reference to Exhibit 3 of the Company's Form 10-K for the fiscal year ended December 30, 1989)

                Articles of Amendment of the Restated
                Articles of Incorporation of Franklin
                Electric Co., Inc. effective February 26,
                1991 (incorporated herein by reference to the Company's current report on Form 8-K dated February 26, 1991)

 4.2            By-laws of Franklin Electric Co., Inc.
                as amended, effective July 15, 1994
                (incorporated herein by reference to the Company's Form 10-K for the fiscal year ended December 31, 1994)

 4.3 Rights Agreement dated as of February 11, 1991 between Franklin Electric Co., Inc.
                and Lincoln National Bank & Trust Co. of
                Fort Wayne (incorporated herein by reference to the Company's registration statement on Form 8-A dated February 26, 1991)

 4.4            Franklin Electric Co., Inc. 1996
                Employee Stock Option Plan

 5              Opinion of Schiff Hardin & Waite

23.1            Consent of Deloitte & Touche LLP

23.2            Consent of Schiff Hardin & Waite
                (contained in their opinion filed as
                Exhibit 5)

24              Powers of Attorney (contained on the
                signature pages hereto)